Exhibit 99.1

Contact:	Carl C. Gregory, III
President and CEO
Phone: 858-309-6961
Email: carl.gregory@mcmcg.com

ENCORE CAPITAL GROUP, INC. ANNOUNCES PRICING OF PUBLIC
OFFERING OF 5 MILLION SHARES

San Diego, California, September 26, 2003 — Encore Capital Group, Inc. (NASDAQ: ECPG) announced today the pricing of a public offering by the Company and certain selling stockholders of 5,000,000 shares of its Common Stock at $11.00 per share. Of the shares being offered, 3,000,000 are being offered by Encore and 2,000,000 shares are being offered by certain stockholders.

The underwriters will have an option to purchase up to an additional 750,000 shares of Encore’s Common Stock from selling stockholders solely to cover over-allotments at the public offering price less underwriting discounts and commissions.

Encore intends to use the net proceeds of the offering to repay certain indebtedness and to provide funds for working capital and general corporate purposes, which may include the acquisition of charged-off receivables portfolios and complementary companies.

Jefferies & Company, Inc. leads the underwriting team, with Brean Murray & Co., Inc. and Roth Capital Partners LLC as co-managers for the offering. A copy of the prospectus relating to these securities may be obtained from the underwriters at the following addresses: Jefferies & Company, Inc., 520 Madison Avenue,12th Floor, New York, N.Y. 10022; Brean Murray & Co., Inc., 570 Lexington Avenue, New York, N.Y. 10022-6822; or Roth Capital Partners, LLC, 24 Corporate Plaza, Newport Beach, Calif. 92660.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. Among Encore’s significant stockholders are Triarc Companies, Inc., Consolidated Press International Holdings Limited, and their respective affiliates.

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Notes to Press Release

The statements in this press release that are not historical facts, including most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss, estimates of capital expenditures, plans for future operations, products or services, and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include:

  The Company’s ability to maintain existing, and secure additional, financing;
  The Company’s ability to maintain sufficient liquidity to operate our business;
  The Company’s continued servicing of the receivables in our secured financing facility;
  The Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations (including from sellers of non-conforming receivable portfolios);
  The Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently;
  Changes in, or failure to comply with, government regulations;
  The costs, uncertainties and other effects of legal and administrative proceedings;
  The costs, uncertainties and other effects of legal and administrative proceedings; and
  Risk factors and cautionary statements set forth in the prospectus and in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2002.

Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.